UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2009

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Change in Registrant’s Certifying Accountant.

On April 17, 2009, our Audit Committee appointed Turlington and Company LLP as our independent accountants to audit our consolidated financial statements for 2009. Turlington and Company LLP replaced Dixon Hughes PLLC which served as our independent accountants and audited our financial statements for 2008. Our engagement of Dixon Hughes PLLC terminated on April 15, 2009, upon completion of its audit of, and issuance of its report on, our 2008 consolidated financial statements.

In connection with Dixon Hughes PLLC’s audits of our consolidated financial statements as of and for the years ended December 31, 2008 and 2007, and through the date of the Committee’s action dismissing Dixon Hughes PLLC on April 17, 2009, there has been no disagreement with Dixon Hughes PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Dixon Hughes PLLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

Dixon Hughes PLLC’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2008 and 2007, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During 2008 and 2007, and through April 17, 2009, there have been no reportable events requiring disclosure pursuant Item 304(a)(1)(v) of Regulation S-K or any consultations with Turlington and Company LLP of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
16.01	Letter from Dixon Hughes PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: April 22, 2009	By:	/S/ Michael D. Larrowe
Michael D. Larrowe
Executive Vice Chairman